FOR IMMEDIATE RELEASE
CONTACT:                Paul D. Geraghty, President and CEO
PHONE:                      215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS
SECOND QUARTER EARNINGS OF $7.3 MILLION

HARLEYSVILLE, PA (July 17, 2008) - Harleysville National Corporation (NASDAQ: HNBC) today reported net income of $7.3 million for the second quarter of 2008, up 3.5% compared to $7.1 million for the second quarter of 2007.  Diluted earnings per share were $.23, down $.01 from $.24 the same period last year.  For the six months ended June 30, 2008, net income was $14.6 million or $.46 per diluted share compared to $13.2 million or $.45 per diluted share during the comparable period in 2007.

Paul D. Geraghty, president and CEO, said, “Earnings were stable on a sequential basis this quarter despite a continued challenging macroeconomic environment for banking.  Commercial and retail customers in our market territory are definitely feeling the impact of higher gas prices and a slowing economy, making our growth initiatives difficult to execute.  Accordingly, the year over year growth we experienced was primarily a result of the East Penn Financial acquisition, which closed in November 2007, as well as $90 million in organic loan growth.”

Mr. Geraghty continued, “The credit environment remains challenging, and the industry-wide deterioration in credit quality that began last summer continues.  During the quarter, loans classified as nonaccrual increased $12.5 million, primarily attributable to residential real estate.  All of the borrowers associated with these nonaccrual loans are located in our market territory and in most cases our collateral is local land that has been subdivided for residential development in the growing counties of the Philadelphia suburbs and the Lehigh Valley.  We understand these markets and are confident we can manage the collateral, if necessary.  We have also taken steps in response to the situation.  The bank increased its allowance for loan losses to approximately 1.25% of outstanding loans at June 30, 2008, and we continue to evaluate appraisals, financial reviews and inspections. All mortgage loans within our portfolio were

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booked with traditional bank customers through our branch network and we have virtually no exposure to subprime borrowers – a benefit of our historically careful approach to residential mortgage lending.”

Mr. Geraghty continued, “We are moving toward our goal to become the Best Community Bank Anywhere.  However, there is no single initiative that will drive us to this goal overnight.  That said, we are excited about our recently-announced acquisition of Willow Financial Bancorp and its banking subsidiary, Willow Financial Bank.  The acquisition of Willow Financial, which is expected to close in the fourth quarter, will make Harleysville the third-largest bank holding company headquartered in the region, and is expected to be accretive to earnings in 2009.  Willow Financial provides a complementary branch footprint that fits with our current branch platform; a significant presence in Chester County, the fastest growing county in Pennsylvania; and exciting fee-generating businesses that deliver added value for Harleysville customers and shareholders.  Additionally, as a larger bank we will have more opportunities to use advanced technology and create synergies through our combined resources to reduce cost and improve the customer experience.  Harleysville’s recent investment in our operations center will enable us to execute the Willow Financial acquisition and deliver these significant synergies.  The combined bank will have the scale, capital base, and product set to enhance shareholder value, serve customers, and be a major force in the banking industry, without significant increases in staff or facilities.  We view the acquisition as a significant event in Harleysville’s history and look forward to its closing later this year.”

The following is an overview of the key financial highlights for the quarter:

·	Total assets were $3.9 billion at June 30, 2008, an increase of 17.5% from $3.3 billion at June 30, 2007.
·	Loans were $2.5 billion, an increase of 20.2% from $2.08 billion at June 30, 2007. Deposits were $2.87 billion, up 14.4% from $2.50 billion last year.
·
Net interest income on a tax equivalent basis in the second quarter of 2008 increased $5.4 million or 24.9% from the same period in 2007 mainly as a result of a decrease in customer deposit costs and the East Penn acquisition as well as organic loan growth.  Second quarter net interest margin of 3.06% was up for the second consecutive quarter, increasing 24 basis points year over year and 15 basis points sequentially.

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•
Nonperforming assets were $39.1 million at June 30, 2008.  Nonperforming assets as a percentage of total assets were 1.01% at June 30, 2008, compared to 0.69% at March 31, 2008 and 0.57% at June 30, 2007.  Net charge-offs were $423,000, compared to $408,000 in the second quarter of 2007.  The allowance for credit losses increased to $31.2 million at quarter end, compared to $28.5 million at March 31, 2008, and $21.6 million at June 30, 2007.  Provision for loan losses increased to $3.1 million from $1.1 million during the second quarter of 2007.

•	Noninterest income was $11.6 million during the quarter, an increase of 13.1% from $10.3 million in last year’s second quarter, driven by growth in service charges on deposits of $870,000.
•
Noninterest expense was $24.5 million, an increase of 21.4% from $20.1 million in the second quarter of 2007, driven by the acquisition of East Penn as well as branch expansion.  Occupancy expenses increased due to the addition of the East Penn branches as well as rent expense on the bank properties in the sale-leaseback transaction completed in the fourth quarter of 2007.  Other expenses increased mostly due to additional professional and consulting fees and the identifiable intangible asset amortization related to the East Penn acquisition.

Harleysville National Corporation, with assets of $3.9 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.8 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted on the NASDAQ Global Select Market®.   For more information, visit the Harleysville National Corporation website at www.hncbank.com.

Harleysville National Corporation will file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents Harleysville has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Harleysville will arrange to send you the prospectus if you request

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it by calling toll-free 1-800-423-3955, Extension 62305.  You may also request these documents by e-mail addressed to Harleysville at lchemnitz@hncbank.  These documents are also available by accessing Harleysville’s website at www.hncbank.com and clicking “Investor Information,” then clicking “Documents,” and clicking the most recent Registration Statement under “Other Filings.”

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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation’s filings with the Securities and Exchange Commission.

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Harleysville National Corporation
Consolidated Selected Financial Data (1)
(Dollars in thousands, except per share data)
June 30, 2008
(unaudited)

For the period:		Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
Interest Income	$49,353	$52,416	$51,133	$49,022	$47,711
Interest Expense	24,164	28,209	29,555	28,158	27,556
Net Interest Income	25,189	24,207	21,578	20,864	20,155
Provision for Loan Losses	3,107	1,960	4,475	2,525	1,125
Net Interest Income after
Provision for Loan Losses	22,082	22,247	17,103	18,339	19,030

Service Charges	3,312	3,113	2,870	2,460	2,442
Gains/(Losses) on Sales of Investment Securities, Net	97	128	657	(58)	2
Gain on Sale-Leaseback of Bank Properties	-	-	2,788	-	-
Wealth Management Income	4,567	4,277	5,019	4,525	4,831
Bank-Owned Life Insurance Income	657	684	656	648	603
Other Income	2,963	2,630	2,181	2,190	2,377
Total Noninterest Income	11,596	10,832	14,171	9,765	10,255

Salaries, Wages and Employee Benefits	14,201	13,859	13,050	11,735	12,450
Occupancy	2,441	2,585	2,043	1,731	1,688
Furniture and Equipment	1,083	1,094	1,051	897	1,076
Other Expenses	6,733	6,180	7,435	4,493	4,927
Total Noninterest Expense	24,458	23,718	23,579	18,856	20,141

Income Before Income Taxes	9,220	9,361	7,695	9,248	9,144
Income Tax Expense	1,893	2,057	1,514	2,047	2,065
Net Income	$7,327	$7,304	$6,181	$7,201	$7,079

Per Common Share Data:
Weighted Average Common Shares - Basic	31,359,011	31,346,833	30,075,054	28,881,006	28,944,643
Weighted Average Common Shares - Diluted	31,521,608	31,522,736	30,278,743	29,107,274	29,190,602
Net Income Per Share - Basic	$0.24	$0.23	$0.20	$0.25	$0.25
Net Income Per Share - Diluted	$0.23	$0.23	$0.20	$0.25	$0.24
Cash Dividend Per Share	$0.20	$0.20	$0.20	$0.20	$0.20
Book Value	$10.45	$10.95	$10.83	$10.19	$9.93
Market Value	$11.16	$14.42	$14.57	$15.89	$16.12

For the period:	Six Months Ended
	June 30,
	2008	2007
Interest Income	$101,769	$94,406
Interest Expense	52,373	54,414
Net Interest Income	49,396	39,992
Provision for Loan Losses	5,067	3,550
Net Interest Income after
Provision for Loan Losses	44,329	36,442

Service Charges	6,425	4,360
Gains on Sales of Investment Securities, Net	225	533
Wealth Management Income	8,844	9,098
Bank-Owned Life Insurance Income	1,341	1,185
Other Income	5,593	4,226
Total Noninterest Income	22,428	19,402

Salaries, Wages and Employee Benefits	28,060	24,047
Occupancy	5,026	3,234
Furniture and Equipment	2,177	1,993
Other Expenses	12,913	9,646
Total Noninterest Expense	48,176	38,920

Income Before Income Taxes	18,581	16,924
Income Tax Expense	3,950	3,711
Net Income	$14,631	$13,213

	Six Months Ended
	June 30,
Per Common Share Data:	2008	2007
Weighted Average Common Shares - Basic	31,352,922	28,955,014
Weighted Average Common Shares - Diluted	31,522,029	29,222,626
Net Income Per Share - Basic	$0.47	$0.46
Net Income Per Share - Diluted	$0.46	$0.45
Cash Dividend Per Share	$0.40	$0.40

	2008	2008	2007	2007	2007
Asset Quality Data:	2Q	1Q	4Q	3Q	2Q
Nonaccrual Loans	$36,284	$23,819	$21,091	$14,507	$17,389
90 + Days Past Due Loans	1,676	1,702	857	1,119	1,283
Nonperforming Loans	37,960	25,521	21,948	15,626	18,672
Net Assets in Foreclosure	1,189	1,536	28	28	41
Nonperforming Assets	$39,149	$27,057	$21,976	$15,654	$18,713
Loan Loss Reserve	$31,174	$28,490	$27,328	$22,622	$21,646
Loan Loss Reserve / Loans	1.25%	1.15%	1.11%	1.08%	1.04%
Loan Loss Reserve / Nonperforming Loans	82.1%	111.6%	124.5%	144.8%	115.9%
Nonperforming Assets / Total Assets	1.01%	0.69%	0.56%	0.46%	0.57%
Net Loan Charge-offs	$423	$798	$3,019	$1,549	$408
Net Loan Charge-offs (annualized)
/ Average Loans	0.07%	0.13%	0.53%	0.29%	0.08%

	2008	2008	2007	2007	2007
Selected Ratios (annualized):	2Q	1Q	4Q	3Q	2Q
Return on Average Assets	0.76%	0.75%	0.68%	0.86%	0.86%
Return on Average Shareholders' Equity	8.79%	8.55%	7.74%	9.86%	9.69%
Yield on Earning Assets (FTE)	5.80%	6.07%	6.28%	6.50%	6.40%
Cost of Interest Bearing Funds	3.12%	3.60%	4.02%	4.19%	4.17%
Net Interest Margin (FTE)	3.06%	2.91%	2.76%	2.88%	2.82%
Leverage Ratio	8.18%	8.07%	8.72%	9.98%	9.27%

	2008	2007
Selected Ratios (annualized):	Year-to-date	Year-to-date
Return on Average Assets	0.76%	0.81%
Return on Average Shareholders' Equity	8.67%	9.08%
Yield on Earning Assets (FTE)	5.93%	6.39%
Cost of Interest Bearing Funds	3.36%	4.15%
Net Interest Margin (FTE)	2.99%	2.82%

Balance Sheet (Period End):	2008	2008	2007	2007	2007
	2Q	1Q	4Q	3Q	2Q
Assets	$3,882,232	$3,894,019	$3,903,001	$3,380,519	$3,303,244
Earning Assets	3,544,587	3,569,040	3,579,211	3,143,019	3,061,300
Investment Securities	1,014,134	1,048,915	982,915	929,103	943,924
Loans	2,501,968	2,481,930	2,460,823	2,095,800	2,081,991
Other Earning Assets	28,485	38,195	135,473	118,116	35,385
Interest-Bearing Liabilities	3,114,993	3,129,316	3,135,085	2,737,079	2,637,615
Total Deposits	2,865,148	2,987,907	2,985,058	2,544,340	2,503,554
Noninterest-Bearing Deposits	362,750	355,027	358,258	309,489	339,618
Interest-Bearing Checking	422,850	399,178	482,104	494,653	516,600
Money Market	756,588	854,831	796,325	727,486	759,905
Savings	183,226	171,337	145,681	106,890	121,874
Time Deposits	1,139,734	1,207,534	1,202,690	905,822	765,557
Total Borrowed Funds	612,595	496,436	508,285	502,228	473,679
Federal Home Loan Bank	223,764	208,774	216,785	204,750	192,750
Other Borrowings	388,831	287,662	291,500	297,478	280,929
Shareholders' Equity	327,910	343,282	339,310	294,394	286,906

Balance Sheet (Average):	2008	2008	2007	2007	2007
	2Q	1Q	4Q	3Q	2Q
Assets	$3,856,900	$3,890,959	$3,589,139	$3,309,516	$3,303,020
Earning Assets	3,552,208	3,590,965	3,326,663	3,081,953	3,080,691
Investment Securities	1,029,502	1,043,566	962,918	933,672	936,526
Loans	2,491,894	2,463,242	2,278,188	2,090,440	2,062,144
Other Earning Assets	30,812	84,157	85,557	57,841	82,021
Interest-Bearing Liabilities	3,114,520	3,151,996	2,914,269	2,666,889	2,653,605
Total Deposits	2,900,523	2,977,052	2,718,625	2,477,260	2,517,291
Noninterest-Bearing Deposits	340,802	324,120	313,556	312,123	314,215
Interest-Bearing Checking	415,398	436,828	480,003	509,168	552,666
Money Market	804,890	822,411	768,596	740,678	737,463
Savings	176,917	156,211	122,442	113,957	125,528
Time Deposits	1,162,516	1,237,482	1,034,028	801,334	787,419
Total Borrowed Funds	554,799	499,064	509,200	501,752	450,529
Federal Home Loan Bank	213,860	211,607	211,043	191,141	207,981
Other Borrowings	340,939	287,457	298,157	310,611	242,548
Shareholders' Equity	335,311	343,400	316,778	289,828	293,032

Average Balance Sheets and Interest Rates - Fully-Taxable Equivalent Basis

	Three Months Ended June 30, 2008			Three Months Ended June 30, 2007
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$740,847	$9,622	5.22%	$676,830	$8,488	5.03%
Non-taxable investments (2)	288,655	4,380	6.10%	259,696	3,908	6.04%
Total investment securities	1,029,502	14,002	5.47%	936,526	12,396	5.31%
Federal funds sold and deposits in banks	30,812	119	1.55%	82,021	1,086	5.31%
Loans(2) (3)	2,491,894	37,067	5.98%	2,062,144	35,709	6.95%
Total earning assets	3,552,208	51,188	5.80%	3,080,691	49,191	6.40%
Noninterest-earning assets	304,692			222,329
Total assets	$3,856,900			$3,303,020

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,397,205	5,661	1.63%	$1,415,657	12,830	3.64%
Time	1,162,516	12,937	4.48%	787,419	9,302	4.74%
Total interest-bearing deposits	2,559,721	18,598	2.92%	2,203,076	22,132	4.03%
Borrowed funds	554,799	5,566	4.04%	450,529	5,424	4.83%
Total interest-bearing liabilities	3,114,520	24,164	3.12%	2,653,605	27,556	4.17%
Noninterest-bearing liabilities:
Demand deposits	340,802			314,215
Other liabilities	66,267			42,168
Total noninterest-bearing liabilities	407,069			356,383
Total liabilities	3,521,589			3,009,988
Shareholders' equity	335,311			293,032
Total liabilities and shareholders' equity	$3,856,900			$3,303,020

Net interest spread			2.68%			2.23%
Effect of noninterest-bearing sources			0.38%			0.59%
Net interest income/margin on earning assets		$27,024	3.06%		$21,635	2.82%
Less tax equivalent adjustment		1,835			1,480
Net interest income		$25,189			$20,155

	Six Months Ended June 30, 2008			Six Months Ended June 30, 2007
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Investment securities
Taxable investments	$747,157	$19,376	5.22%	$680,719	$17,052	5.05%
Non-taxable investments (2)	289,377	8,736	6.07%	259,851	7,845	6.09%
Total investment securities	1,036,534	28,112	5.45%	940,570	24,897	5.34%
Federal funds sold and deposits in banks	57,485	813	2.84%	72,482	1,892	5.26%
Loans(2) (3)	2,477,569	76,472	6.21%	2,061,014	70,614	6.91%
Total earning assets	3,571,588	105,397	5.93%	3,074,066	97,403	6.39%
Noninterest-earning assets	302,341			217,922
Total assets	$3,873,929			$3,291,988

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing deposits:
Savings and money market	$1,406,329	13,756	1.97%	$1,395,976	24,936	3.60%
Time	1,199,999	27,438	4.60%	809,334	19,018	4.74%
Total interest-bearing deposits	2,606,328	41,194	3.18%	2,205,310	43,954	4.02%
Borrowed funds	526,932	11,179	4.27%	436,550	10,460	4.83%
Total interest-bearing liabilities	3,133,260	52,373	3.36%	2,641,860	54,414	4.15%
Noninterest-bearing liabilities:
Demand deposits	332,460			311,169
Other liabilities	68,854			45,558
Total noninterest-bearing liabilities	401,314			356,727
Total liabilities	3,534,574			2,998,587
Shareholders' equity	339,355			293,401
Total liabilities and shareholders' equity	$3,873,929			$3,291,988

Net interest spread			2.57%			2.24%
Effect of noninterest-bearing sources			0.42%			0.58%
Net interest income/margin on earning assets		$53,024	2.99%		$42,989	2.82%
Less tax equivalent adjustment		3,628			2,997
Net interest income		$49,396			$39,992

(1) Certain prior period amounts have been reclassified to conform to current period presentation.
(2) The interest earned on nontaxable investment securities and loans is shown on a tax equivalent basis (tax rate of 35%).
(3) Nonaccrual loans have been included in the appropriate average loan balance category, but interest on nonaccrual loans has not been included for purposes of determining interest income.